September 16, 2026

Teva Pharmaceutical Industries Limited

400 Interpace Parkway, #3

Parsippany, NJ 07054 USA

Ladies and Gentlemen:

We have acted as New York counsel to Teva Pharmaceutical Finance Netherlands II B.V. (the “Euro Issuer”), Teva Pharmaceutical Finance Netherlands III B.V. (“Teva Finance III”), Teva Pharmaceutical Finance Netherlands IV B.V. (“Teva Finance IV” and together with Teva Finance III, the “US Issuers”), each a Dutch private limited liability company (together, the “Issuers”), and Teva Pharmaceutical Industries Limited, an Israeli corporation (the “Guarantor”), in connection with the issuance and sale, on the date hereof, (a) by the Euro Issuer, of (x) €1,000,000,000 aggregate principal amount of its 4.250% Senior Notes due 2033 (the “2033 Euro Notes”) and (y) €500,000,000 aggregate principal amount of its 4.625% Senior Notes due 2036 (the “2036 Euro Notes” together with the 2033 Euro Notes, the “Euro Notes”), (b) by Teva Finance III, of (x) $1,000,000,000 aggregate principal amount of its 5.500% Senior Notes due 2034 (the “2034 USD Notes”) and (y) $1,000,000,000 aggregate principal amount of its 5.750% Senior Notes due 2037 (the “2037 USD Notes”), and (c) by Teva Finance IV, of $1,200,000,000 aggregate principal amount of its 5.250% Senior Notes due 2032 (the “2032 USD Notes” and, together with the 2034 USD Notes and 2037 USD Notes, the “USD Notes” and, together with the Euro Notes, the “Notes”)). The Euro Notes will be issued pursuant to an Indenture, dated as of March 14, 2018 (the “Euro Notes Base Indenture”), by and among the Euro Issuer, the Guarantor and The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”), as supplemented by the Sixth Supplemental Indenture relating to the Euro Notes, dated as of September 16, 2026 (the “Euro Notes Supplemental Indenture” and, together with the Euro Notes Base Indenture, the “Euro Notes Indenture”), by and among the Euro Issuer, the Guarantor, the Trustee and The Bank of New York Mellon, London Branch, as paying agent (the “Paying Agent”). The 2034 USD Notes and the 2037 USD Notes will be issued pursuant to an Indenture, dated as of March 14, 2018 (the “Teva Finance III Notes Base Indenture”), by and among Teva Finance III, the Guarantor and the Trustee, as supplemented by the Sixth Supplemental Indenture relating to the 2034 USD Notes and the 2037 USD Notes, dated as of September 16, 2026 (the “Teva Finance III Supplemental Indenture” and, together with the Teva Finance III Base Indenture, the “Teva Finance III Indenture”), by and among Teva Finance III, the Guarantor, and the Trustee. The 2032 USD Notes will be issued pursuant to an Indenture, dated as of May 28, 2025 (the “Teva Finance IV Base Indenture”), by and among Teva Finance IV, the Guarantor and the Trustee, as supplemented by the Second Supplemental Indenture relating to the 2032 USD Notes USD Notes, dated as of September 16, 2026 (the “Teva Finance IV Supplemental Indenture” and, together with the Teva Finance IV Notes Base Indenture, the “Teva Finance IV Indenture”), by and among Teva Finance IV, the Guarantor, and the Trustee. Each of the Euro Notes Indenture, the Teva Finance III Indenture and the Teva Finance IV Indenture (together, the “Indentures”) provide that the Notes are to be guaranteed (the “Guarantee” and, together with the Notes, the “Securities”) by the Guarantor. The offering and sale of the Securities are also being made pursuant to (i) an automatic shelf registration statement on Form S-3ASR under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on February

Exhibit 5.2

September 16, 2026

7, 2025 (File No. 333-284770), including the information deemed to be a part of the registration statement pursuant to Rule 430B under the Securities Act (the “Registration Statement”), (ii) the base prospectus contained in the Registration Statement (the “Base Prospectus”), (iii) a preliminary prospectus supplement dated as of September 7, 2026 filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Preliminary Prospectus”), (iv) the final prospectus supplement dated as September 9, 2026 filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Prospectus”) and (v) an underwriting agreement, dated September 9, 2026 (the “Underwriting Agreement”) by and among the Issuers, the Guarantor, BNP PARIBAS, J.P. Morgan SE, Citigroup Global Markets Europe AG, and Goldman Sachs Bank Europe SE, as representatives of the Euro underwriters named therein, and BNP Paribas Securities Corp., Citigroup Global Markets Inc., Goldman Sachs Bank Europe SE, and J.P. Morgan Securities LLC, as representatives of the Dollar underwriters named therein.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, any other prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issuance and sale of the Notes.

In connection with our opinions expressed below, we have examined originals or copies certified to our satisfaction of the following documents and such other documents, certificates and other statements of government officials and corporate officers of the Issuers and Guarantor as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(a)	the Underwriting Agreement;

(b)	the Euro Notes Indenture;

(c)	the Teva Finance III Indenture;

(d)	the Teva Finance IV Indenture;

(e)	the forms of the Notes;

(f)	the Registration Statement;

(g)	the Preliminary Prospectus; and

(h)	the Prospectus.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Issuers and the Guarantor, as applicable, and of public officials and upon statements and information furnished by officers and representatives of the Issuers and the Guarantor with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Issuers and the Guarantor that we reviewed.

September 16, 2026

In making our examination of documents executed by parties other than the Issuers and Guarantor, we have assumed (a) that such parties had the power, corporate or other, and authority to enter into and perform all their obligations thereunder, (b) the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding and enforceable effect thereof in accordance with their respective terms and (c) that the Trustee is in compliance, generally and with respect to acting as trustee under the Indentures, with all applicable laws and regulations.

In rendering the opinions contained herein, we have assumed that the Notes and Guarantee will be delivered by the Issuers and Guarantor, as applicable, in accordance with applicable laws and sold as contemplated in the Registration Statement.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed herein, we are of the opinion that when the Notes have been duly authenticated by the Trustee in accordance with the terms of the Indentures and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, (i) the Notes will constitute valid and binding obligations of the Issuers, enforceable in accordance with their terms, and (ii) the guarantees of the Notes by the Guarantor will constitute valid and legally binding obligations of the Guarantor, enforceable in accordance with their terms.

The foregoing opinions as to enforceability of obligations of the Issuers and Guarantor is subject to (i) bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, fraudulent transfer, moratorium or other laws affecting the enforcement of creditors’ rights generally, and by the application of general principles of equity (whether applied by a court in equity or at law) and the discretion of the court before which any proceedings therefor may be brought (such principles of equity are of general application, and in applying such principles, a court may include a covenant of good faith and fair dealing and apply concepts of reasonableness, mutuality and materiality); (ii) requirements that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars; and (iii) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency. Rights to indemnification and contribution may also be limited by Federal and state securities laws.

The opinions expressed above are limited to questions arising under the law of the State of New York. We do not express any opinion as to the laws of any other jurisdiction. Various issues concerning the laws of the Netherlands and Israel are addressed in the opinions of Agmon with Tulchinsky Law Firm and Van Doorne N.V. filed as Exhibits 5.1 and 5.3, respectively to the Guarantor’s Current Report on Form 8-K. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with the Guarantors’ and Issuers’ consent, assumed such matters.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the Notes pursuant to the Registration Statement and is not to be relied upon for any other purpose.

September 16, 2026

The opinions expressed above are as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.2 to the Company’s Current Report on Form 8-K and to the incorporation by reference of this opinion letter into the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

AJE/AS/LKM/AS/AS